SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2008

Date of Report (Date of earliest event reported)

DUKE MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-140177

(Commission File Number)

98-0503336

(I.R.S. Employer Identification No.)

100 SW 5th Avenue, Suite 1100, Portland OR 97204

(Address of principal executive offices)

(778) 329-2200

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. Registrant's Business and Operations

None.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

None.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 18, 2008, Mr. Mike Patton joined the Board of Directors of Duke Mountain Resources, Inc. Also on this date Mr. Greg Thomson resigned from the Company as a Director and was appointed to Company’s Advisory Board. Mr. Thomson’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Since 1980 Mr. Patton has been president of Three Star Drilling and Producing Corporation, which is an independent oil producer in the United States; it also has concessions in Romania and Papua New Guinea. Mr. Patton holds a BS in Business from Auburn University, Masters of Business from Samford University and a JD from Birmingham School of Law.

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE MOUNTAIN RESOURCES, INC.

/s/ Herdev S. Rayat

Herdev S. Rayat

President and CEO

Date: April 22, 2008